Exhibit 5.1

August 23, 2021 DarkPulse, Inc. 2nd Floor New York, NY 10105 (800) 436-1436

RE:	DarkPulse, Inc.’s Registration Statement on Form S-3 (333-257826)

Ladies and Gentlemen:

We are acting as counsel for DarkPulse, Inc., a Delaware corporation (the “Company”), in connection with the above-referenced registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), the base prospectus dated July 12, 2021 (the “Base Prospectus”) and the prospectus supplement dated August 19, 2021(the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”), relating to the offering by the Company of 31,799,260 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The Shares are covered by the Registration Statement and we understand that the Shares are to be offered and sold in the manner described in the Prospectus. This opinion is being delivered at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced, certified or photostatic copies and the authenticity of the originals of those latter documents. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have specifically relied upon the certification of an officer of the Company signed on even date herewith. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

For purposes of this opinion, we have assumed that proper proceedings in connection with the authorization and issuance or sale of the Shares will be timely and properly completed, in accordance with all requirements of applicable federal laws and the Delaware General Corporation Law of the State of Delaware (the “DGCL”), in the manner presently proposed. We have assumed and have not verified the accuracy of the factual matters of each document we have reviewed.

Based upon the foregoing, it is our opinion that the Shares to be issued by the Company have been duly authorized and are legally issued, fully paid and nonassessable. The Shares are to be issued under the Company’s current Articles of Incorporation (the “Articles of Incorporation”) in effect.

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In our capacity as your counsel in connection with such registration, we have reviewed and are familiar with such documents, certificates and other materials, including an examination of originals or copies certified or otherwise identified to our satisfaction of the Articles of Incorporation and the Amended and Restated Bylaws (the “Bylaws”) of the Company, and the Registration Statement, and have reviewed such questions of law, as we have considered relevant or necessary as a basis for this opinion.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provision providing for the indemnification of, or contribution to, a party with respect to liability where such indemnification or contribution is contrary to public policy.

Our opinion is limited to the federal laws of the United States and the DGCL. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP

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